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                                                                     EXHIBIT 1.1


                          $200,000,000 Principal Amount

                            LifePoint Hospitals, Inc.

                      4 1/2% Convertible Subordinated Notes



                                    due 2009




                               PURCHASE AGREEMENT



May 17, 2002





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                               PURCHASE AGREEMENT


                                                                 May 17, 2002


UBS WARBURG LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES, INC.
LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
FLEET SECURITIES, INC.
    as Initial Purchasers
c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10171

Dear Sirs and Mesdames:


        LifePoint Hospitals, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the initial purchasers named in Schedule A hereto (the "Initial Purchasers") $200,000,000 aggregate principal amount of its 4 1/2% Convertible Subordinated Notes due 2009 (the "Firm Notes"). In addition, the Company proposes to grant to the Initial Purchasers the option to purchase from the Company up to an additional $50,000,000 aggregate principal amount of the Company's 4 1/2% Convertible Subordinated Notes due 2009 (the "Additional Notes"). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the "Notes."

        The Notes are to be issued pursuant to an indenture (the "Indenture") to be dated as of May 17, 2002 between the Company and National City Bank, as trustee (the "Trustee"). The Notes will be convertible in accordance with their terms and the terms of the Indenture into shares of the common stock (the "Common Stock") of the Company, par value $.01 per share (the "Shares").

        The Notes and the Shares will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to "qualified institutional buyers" in compliance with the exemption from registration provided by Rule 144A under the Securities Act ("Rule 144A") and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S").

        The Initial Purchasers and their respective direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into at or prior to the time of purchase (as defined herein) between the Company and the Initial Purchasers (the "Registration Rights Agreement").

        In connection with the sale of the Notes, the Company will prepare a final offering memorandum (the "Memorandum") including or incorporating by reference, among other things, a description of the terms of the Notes and the Shares, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and



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"amend" as used herein with respect to the Memorandum shall include all documents deemed to be incorporated by reference in the Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The Company and the Initial Purchasers agree as follows:

        1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees to purchase from the Company, the aggregate principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule A hereto at a purchase price of 97.25% of the principal amount thereof.

        In addition, the Company hereby grants to the Initial Purchasers the one-time option to purchase, and upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Initial Purchasers shall have the one-time right to purchase from the Company, all or a portion of the Additional Notes, at a purchase price of 97.25% of the principal amount thereof, plus accrued interest, if any, from the time of purchase (as hereinafter defined) to the additional time of purchase (as hereinafter defined). This option may be exercised by you at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate initial principal amount of Additional Notes as to which the option is being exercised and the date and time when the Additional Notes are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than (i) the time of purchase or (ii) the second business day(1) after the date on which the option shall have been exercised nor later than the fourth business day after the date on which the option shall have been exercised.

        2. Payment and Delivery. Payment of the purchase price for the Firm Notes shall be made to the Company by Federal (same day) funds, against delivery of the Firm Notes to you, at the offices of Dewey Ballantine LLP in New York, New York, or at such other place as may be agreed upon by the parties hereto, for the account of the Initial Purchasers. Such payment and delivery shall be made at 10:00 A.M., eastern standard time, on May 22, 2002 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are actually made is herein sometimes called the "time of purchase."

        Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Notes.

        Certificates for the Notes shall be in definitive form or global form, as specified by you, and registered in the names and in such denominations as you shall request in writing not later than one full business day prior to the time of purchase or the additional time of purchase, as the case may be. For the purpose of expediting the checking of the certificates for the Notes by you, the Company agrees to make such certificates available to you for such purpose at least one



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----------------------------
(1) As used herein "business day" shall mean a day on which the Nasdaq National Market is open for trading.


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full business day preceding the time of purchase or the additional time of purchase, as the case may be.

        3. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchasers that:

                (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Memorandum, as amended or supplemented, as applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in Memorandum based upon information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein;

                (b) As of March 31, 2002, the Company had an authorized and outstanding capitalization as set forth under the column heading entitled "Actual" in the section of the Memorandum entitled "Capitalization" and, as adjusted to give effect to the offering of the Firm Notes and the application of the net proceeds therefrom as described in the "Use of Proceeds" section of the Memorandum, the Company would, as of March 31, 2002, have had an authorized and outstanding capitalization as set forth under the column heading entitled "As Adjusted" in the section of the Memorandum entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and free of statutory or contractual preemptive rights or other similar rights of any securityholder of the Company;

                (c) The Company has no subsidiaries (as defined in the Securities Act) except as listed in an exhibit to a document incorporated by reference in the Memorandum (as so listed, the "Subsidiaries"); each of the Company and the Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited liability company, limited partnership or general partnership under the laws of the jurisdiction of its incorporation or formation, with all requisite corporate, limited liability company or partnership power and authority to own its properties and conduct its business as described in the Memorandum; all of the issued shares of capital stock or the interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed or incorporated by reference in the Memorandum, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than security interests granted under a senior credit facility, as disclosed in the Memorandum;

                (d) The Company and each of its Subsidiaries are duly qualified to do business as foreign corporations, foreign limited liability companies, foreign limited partnerships or foreign general partnerships and are in good standing in each jurisdiction in which the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except to the extent that the failure, individually or in the aggregate, to be so qualified or be in good standing would not have a material adverse effect on the operations, business, prospects or condition of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"); and the Company and each




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        of the Subsidiaries are in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not have a Material Adverse Effect;

                (e) Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or by-laws, or any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument (collectively, the "Agreements and Instruments") to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except for such breaches, defaults or violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Notes and consummation of the transactions contemplated hereby and thereby, including the issuance of the Notes and the issuance of the Shares upon conversion of the Notes, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (x) any provisions of the charter or by-laws of the Company or any of the Subsidiaries or (y) under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (z) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except, in the case of (y) above, for such breaches, defaults or violations that would not result in a Material Adverse Effect;

                (f) The Indenture has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                (g) The Registration Rights Agreement has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                (h) The Notes have been duly authorized by the Company and when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof will constitute legal, valid and binding obligations of



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        the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Shares initially issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance upon conversion of the Notes, and upon conversion of the Notes in accordance with their terms and the terms of the Indenture will be issued free of statutory and contractual preemptive rights and are sufficient in number to meet the current conversion requirements, and such Shares, when so issued upon such conversion in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and nonassessable;

                (i) This Agreement has been duly authorized, executed and delivered by the Company;

                (j) The terms of the Notes, the Registration Rights Agreement, the Indenture and the capital stock of the Company, including the Shares, conform in all material respects to the description thereof contained in the Memorandum;

                (k) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale by the Company of the Notes and the Shares as contemplated hereby other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Notes and the Shares are being offered by the Initial Purchasers and
        (ii) as may be required by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement;

                (l) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are included or incorporated by reference in the Memorandum, are independent public accountants with respect to the Company as required by the Securities Act and the applicable published rules and regulations thereunder;

                (m) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, "Consents") and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule ("Filings") and has obtained all necessary Consents from other persons, in order to conduct its respective business, except where the failure to have any such Consent or to have made any such Filing would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, other than any violation or default which would not have a Material Adverse Effect;

                (n) Except as described or incorporated by reference in the Memorandum, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or



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        foreign governmental or regulatory commission, board, body, authority or agency which would result in a judgment, decree or order having a Material Adverse Effect;

                (o) Except as would not have a Material Adverse Effect, the Company and each Subsidiary have filed on a timely basis all necessary federal, state and foreign income, franchise and other tax returns (other than returns being contested in good faith) and have paid all taxes shown thereon as due (other than those being contested in good faith or which are currently payable without penalty or interest), and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any Subsidiary which would have a Material Adverse Effect; all material tax liabilities are adequately provided for within the financial statements of the Company in accordance with generally accepted accounting principles ("GAAP");

                (p) The Company and the Subsidiaries maintain insurance of the types and in the amounts reasonably believed to be adequate for their business, all of which insurance is in full force and effect;

                (q) Neither the Company nor the Subsidiaries are involved in any labor dispute or disturbance nor, to the knowledge of the Company, is any such dispute or disturbance imminent, except, in each case, for disputes or disturbances which would not, individually or in the aggregate, have a Material Adverse Effect;

                (r) Except as described or incorporated by reference in the Memorandum, the Company and each Subsidiary owns or possesses such licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, and other material intangible property and assets (collectively, "Intellectual Property") necessary to the conduct of their respective businesses as conducted and as proposed to be conducted as described or incorporated by reference in the Memorandum, except where the failure to do so would not have a Material Adverse Effect; the Company has no knowledge that it or any Subsidiary lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct the business now conducted or proposed to be conducted by it as described or incorporated by reference in the Memorandum, except as described or incorporated by reference in the Memorandum and except where the failure to have or obtain such rights or licenses would not have a Material Adverse Effect; to the extent required the Memorandum fairly and accurately describes the rights of the Company and the Subsidiaries with respect to the Intellectual Property; neither the Company nor any Subsidiary has received any written notice of infringement or of conflict with rights or claims of others with respect to any Intellectual Property which infringement or conflict would have a Material Adverse Effect; the Company is not aware of any patents of others which are infringed by the Company or any Subsidiaries in such a manner as would have a Material Adverse Effect, except as described or incorporated by reference into the Memorandum;

                (s) The audited financial statements and related notes thereto of the Company included or incorporated by reference in the Memorandum present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of operations and cash flows of the Company and


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        its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved;

                (t) Subsequent to the respective dates as of which information is given in the Memorandum, and except as may be otherwise stated or incorporated by reference in the Memorandum at the time of execution of this Agreement, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) any transaction entered into by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries, taken as a whole, or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole, or (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any change in the authorized or outstanding capital stock of the Company (other than pursuant to the exercise of options or warrants disclosed or incorporated by reference in the Memorandum as outstanding or as a result of the transactions contemplated hereby);

                (u) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in the case of (i), (ii) and/or (iii) above, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect;

                (v) When the Notes are issued pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule
        144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

                (w) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

                (x) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S;




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                (y)     Assuming the compliance by the Initial Purchasers, their
        affiliates and all persons acting on their behalf, of the representations and warranties contained in Section 4 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

                (z) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Memorandum will not be, required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended; and

                (aa) Except for the Registration Rights Agreement and agreements fully performed by the Company, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to register any securities with the SEC.

        In addition, any certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Initial Purchasers.

        4. Representations and Warranties of the Initial Purchasers. The Initial Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Memorandum, and each of the Initial Purchasers hereby represents and warrants to and agrees with the Company that:

                (a) It will offer and sell the Notes only: (i) to persons that it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A in transactions meeting the conditions of Rule 144A and (ii) outside the United States to persons other than U.S. persons (as defined in Regulation S) in compliance with Regulation S and that, in each case, in purchasing such Notes, are deemed to have represented and agreed as provided in the Memorandum under the caption "Notice to Investors";

                (b)     It is a QIB within the meaning of Rule 144A;

                (c) It has not and will not directly or indirectly, solicit offers in the United States for, or offer or sell, the Notes by any form of general solicitation, general advertising (as such terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

                (d)     With respect to offers and sales outside the United
        States:

                        (i) It understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of the Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

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                        (ii)    The Notes have not been registered under the
                Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S or pursuant to another exemption from the registration requirements of the Securities Act; and

                        (iii) It has offered the Notes and will offer and sell the Notes (A) as part of their distribution at any time and (B) otherwise until one year after the later of the commencement of the offering and the time of purchase (or the additional time of purchase, if later) (the "Distribution Compliance Period"), only in accordance with Rule 903 of Regulation S or as otherwise permitted in this Section 4; accordingly, neither it, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and it, its Affiliates and such persons have complied and will comply with the offering restrictions requirements of Regulation S, including, during the Distribution Compliance Period:

                                (1) no such offer or sale will be made to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchasers);

                                (2)     it will not engage in hedging
                                        transactions involving the Notes or the
                                        Shares unless in compliance with the
                                        Securities Act and will include in any
                                        information provided to publishers of
                                        publicly available databases a statement that the Notes are subject to restrictions under Regulation S and Rule 144A; and

                                (3) it, its Affiliates and any person acting on its or their behalf, if selling Notes to a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, will send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as set forth in this Section 4.

        5. Certain Covenants of the Company. The Company hereby agrees that:

                (a) The Company will prepare the Memorandum in a form approved by the Initial Purchasers and will make no amendment or supplement to the Memorandum which shall reasonably be disapproved by the Initial Purchasers promptly after reasonable notice thereof;

                (b) Promptly from time to time, the Company will take such action as the Initial Purchasers may reasonably request to qualify the Notes and the Shares for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and will comply with such laws so as to permit the continuance of sales and

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        dealing therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or subject itself to any tax in any such jurisdiction where it is not now so qualified or subject;

                (c) The Company will furnish the Initial Purchasers with as many copies of the Memorandum, any documents incorporated by reference therein and any amendment or supplement thereto as the Initial Purchasers may from time to time reasonably request, and if, at any time prior to the completion of the resale of the Notes by the Initial Purchasers, any event shall have occurred as a result of which the Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Memorandum, the Company will notify the Initial Purchasers and upon the request of the Initial Purchasers will prepare and furnish without charge to the Initial Purchasers and to any dealer in securities specified by the Initial Purchasers as many copies as the Initial Purchasers may from time to time reasonably request of an amended Memorandum or a supplement to the Memorandum which will correct such statement or omission or effect such compliance;

                (d) During the period beginning from the date hereof and continuing until the date 90 days after the date of the Final Memorandum, the Company will not, without the prior written consent of UBS Warburg LLC, issue, offer, sell, contract to sell, pledge grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock, any securities substantially similar to the Notes or Common Stock or any securities that are convertible into or exchangeable for shares of Common Stock or warrants or other rights to purchase shares of Common Stock or file or cause to be declared effective (other than as set forth in the Registration Rights Agreement) a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Notes or Common Stock (other than (i) the issuance of the Notes; (ii) the issuance of the Shares upon conversion of the Notes;
        (iii) the issuance of shares of Common Stock upon conversion or exercise of convertible or exercisable or exchangeable securities or options or warrants outstanding as of the date of this Agreement; and (iv) the issuance of shares of Common Stock or options pursuant to employee stock option, employee benefit plan, non-employee director stock option plan, or employee stock purchase plans existing on, or upon exercise of warrants outstanding as of, the date of this Agreement);

                (e) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and so long as any of the Notes (or Shares issued upon conversion thereof) are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, for the benefit of holders from time to time of the Notes, the Company will furnish at its expense, upon request, to holders of Notes and prospective purchasers of Notes information satisfying the requirements of subsection (d)(4)(i) of Rule 144A;

                (f) The Company will use its reasonable best efforts to cause the Notes to be eligible for trading in PORTAL;

                (g) For so long as the Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and will deliver to the Initial Purchasers (i) as soon as they are available, copies of any reports and financial statements furnished to or filed by the Company with the Commission or any securities exchange on which the Notes or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                (h) The Company will use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Memorandum under the caption "Use of Proceeds";

                (i) The Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy any obligations to issue Shares upon conversion of the Notes;

                (j) The Company will use its reasonable best efforts to list, as promptly as practicable but in no event later than the time that the registration statement is declared effective in accordance with the Registration Rights Agreement, and subject to notice of issuance, the Shares on the Nasdaq National Market;

                (k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Notes and all other fees and expenses in connection with the preparation of the Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the furnishing of copies thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment), (ii) all costs related to the preparation, issuance, execution, authentication and delivery of the Notes and the Shares, (iii) all costs related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iv) the word processing and/or printing charges and expenses of counsel to the Initial Purchasers (but not including their fees for professional services) of this Agreement, the Registration Rights Agreement and the Indenture, and the reproduction and/or printing and furnishing of copies thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment), (v) all expenses in connection with the qualification of the Notes and the Shares for offering and sale under state laws and the cost of printing and furnishing of copies of any blue sky or legal investment memorandum to the Initial Purchasers and to dealers (including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with such blue sky or legal investment memorandum), (vi) any fees payable to investment rating agencies with respect to the rating of the Notes, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other cost and expenses incident to the performance by the Company of its obligations hereunder for which provision is not otherwise made in this Section 5(k); provided, however, that, except as provided in this Section 5(k),
        Section 6 and Section 9, the Initial Purchasers shall pay all of their costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Notes by it and any advertising expenses connected with any offers it may make;

                (l) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes;

                (m) The Company will not solicit any offer to buy or offer or sell the Notes or the Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

                (n) With respect to those Notes sold in reliance on Regulation S, (i) none of the Company, any of its affiliates (as such term is used in Regulation S) or any person acting on its or their behalf (other than the Initial Purchasers) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) and
        (ii) each of the Company, any of its affiliates and any person acting on its or their behalf (other than the Initial Purchasers) has complied and will comply with the requirements of Regulation S and, during the Distribution Compliance Period, will include in any information provided to publishers of publicly available databases a statement that the Notes are subject to restrictions under Regulation S and Rule 144A;

                (o) During the period of two years after the time of purchase or the additional time of purchase, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act ("Rule 144")) to resell any of the Notes or the Shares which constitute "restricted securities" under Rule 144 except pursuant to an effective registration statement under the Securities Act; and

                (p) The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Notes contemplated hereby.

        6. Reimbursement of Initial Purchasers' Expenses. If the Firm Notes are not delivered to an Initial Purchaser for any reason other than the default by an Initial Purchaser in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(k) hereof, reimburse each Initial Purchaser (except for a defaulting Initial Purchaser) for all of its out-of-pocket expenses, including the reasonable fees and disbursements of its counsel.

        7. Conditions of Each Initial Purchaser's Obligations. The several obligations of the Initial Purchasers hereunder are subject to the accuracy in all material respects of the representations and warranties on the part of the Company on the date hereof and at the time of purchase as if made at the time of purchase. The several obligations of the Initial Purchasers at the additional time of purchase are subject to the accuracy in all material respects of the representations and warranties on the part of the Company on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase as if made at the time of purchase and the additional time of purchase, as the case may be. Additionally, the several obligations of the Initial Purchasers hereunder are subject to performance by the Company of its obligations hereunder and to the following conditions:

                (a) The Company shall have furnished to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Waller Lansden Dortch & Davis, PLLC, counsel for the Company, to the effect set forth on Exhibit A hereto, addressed to the Initial Purchasers and dated the date of the time of purchase or the date of the additional time of purchase as the case may be, and in form satisfactory to counsel for the Initial Purchasers;

                (b) You shall have received on the date of this Agreement and at the time of purchase and the additional time of purchase, as the case may be, from Ernst & Young LLP customary comfort letters dated as of the date of this Agreement, the date of the time of purchase and the date of the additional time of purchase, as the case may be, and addressed to the Initial Purchasers, in form and substance satisfactory to counsel for the Initial Purchasers;

                (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Initial Purchasers, dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to you;

                (d) At the time of purchase or the additional time of purchase, as the case may be, the Memorandum shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (e) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be,
        (i) no material and unfavorable change, financial or otherwise (other than as stated or incorporated by reference in the Memorandum, at the time of signing of this Agreement), in the operation, business, prospects or condition of the Company and the Subsidiaries, taken as a whole shall occur or become known and (ii) no transaction which is material to the Company (other than as disclosed in the Memorandum at the time of signing of this Agreement) shall have been entered into by the Company or any of its Subsidiaries;

                (f) The Company shall, at the time of purchase and the additional time of purchase, as the case may be, deliver to you a certificate dated such date of an executive officer of the Company to the effect set forth in Sections 7(d), (e) and (k), that the representations and warranties of the Company set forth in this Agreement are true and correct as of such date, and that the Company has complied with all of its agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

                (g) You shall have received copies, duly executed by the Company and the parties thereto, other than the Initial Purchasers, of the Registration Rights Agreement and the Indenture;

                (h) Each of the Company's officers listed on Schedule B and each of the members of the Board of Directors of the Company shall have entered into Lock-up Agreements in the form attached as Exhibit B hereto on or prior to the date hereof, and each such Lock-up Agreement shall have been delivered to you and shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be, it being understood that up to an aggregate of 150,000 shares of Common Stock owned by such directors and officers as a group shall, to the extent set forth in such Lock-up Agreements, be exempted from the requirements thereof;

                (i) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Memorandum as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request;

                (j) The Notes shall have been designated for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase; and

                (k) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any public notice have been given of (i) any intended or potential downgrading or inclusion on a watchlist or (ii) any watch, review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary of the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) promulgated under the Securities Act.

        8. Termination: The several obligations of the Initial Purchasers hereunder shall be subject to termination in the discretion of UBS Warburg LLC, on behalf of the Initial Purchasers, if, (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Memorandum, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, shareholders equity or results of operation of the Company and its Subsidiaries taken as a whole, which would, in the judgment of UBS Warburg LLC, make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Memorandum, (y) there shall have occurred any downgrading, or any public notice shall have been given of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) promulgated under the Securities Act or, (z) at any time prior to the time of purchase or, with respect to the purchase of any Additional Notes, the additional time of purchase, as the case may be, (i) trading in securities on the New York Stock Exchange, the American Stock Exchange or the

Nasdaq National Market shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (iii) there is an outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war or an occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in the judgment of UBS Warburg LLC makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Memorandum.

        If you elect to terminate this Agreement as provided in this Section 8, the Company shall be notified as provided for herein.

        If the sale to the Initial Purchasers of the Notes, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply and does not comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 6 and 9 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

        9.      Indemnity by the Company and the Initial Purchasers.

                (a) The Company agrees to indemnify, defend and hold harmless each Initial Purchaser, its directors and officers, and any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Initial Purchaser Indemnified Party"), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Initial Purchaser Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon
        (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Memorandum, as amended or supplemented, if applicable, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from and in conformity with information furnished in writing by or on behalf of the Initial Purchasers to the Company expressly for use therein, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company, including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Notes with the permission of the Company.

                (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Company Indemnified Party") from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Company Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of such Initial Purchaser to the Company expressly for use in the Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in connection with such information.

                (c) If any action, suit or proceeding (each, a "Proceeding") is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 9, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request,
        (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days' prior notice of its intention to settle. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

                (d) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of Initial Purchasers' discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by the Initial Purchasers. The relative fault of the Company on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

                (e) The Company and each of the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
        Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company and the Initial Purchasers contained in this Agreement shall remain in full force and effect (regardless, with respect to representations and warranties of the Company, of any investigation made by on behalf of the Initial Purchasers, their directors or officers or any person who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of
        Section 15 of the Securities Act or Section 20 of the Exchange Act), and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and the Initial Purchasers agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the issuance and sale of the Notes, or in connection with the Memorandum.

        10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Initial Purchasers, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171, Attention:
Syndicate Department, facsimile no. (212) 713-3460, with a copy to (for informational purposes only): Attention: Legal Department, facsimile no. (212) 821-4042 and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: General Counsel, facsimile no. (615) 372-8572.

        12. Governing Law and Construction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

        13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers and the Company and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.

        14. Counterparts. This Agreement may be signed by the parties in ounterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

        15. Submission to Jurisdiction. Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchasers. The Company hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding thereupon and may be enforced in any other court in the jurisdiction to which the Company is or may be subject by suit upon such judgment.

        16. Information Furnished by the Initial Purchasers. The statements set forth in the last paragraph on the cover page of the Memorandum and in the third, tenth, and twelfth paragraphs under the caption "Plan of Distribution" in the Memorandum constitute the only information relating to the Initial Purchasers furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 3 and 9 hereof.

        17. Miscellaneous. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

        A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

        If the foregoing correctly sets forth the understanding between the Company and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Initial Purchasers.

                       Very truly yours,

                       LIFEPOINT HOSPITALS, INC.


                       By:    /s/ Kenneth C. Donahey
                              -----------------------------------------------
                              Name: Kenneth C. Donahey
                                   ------------------------------------------
                              Title: Chairman of the Board and
                                    -----------------------------------------
                                     Chief Executive Officer
                                    -----------------------------------------

Accepted and agreed to as of the date first above written:

UBS WARBURG LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES, INC.
LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
FLEET SECURITIES, INC.




By UBS WARBURG LLC


By:   /s/ William McGahan
      ---------------------------------------------------
      Name: William McGahan
           ----------------------------------------------
      Title: Managing Director
            ---------------------------------------------


By:   /s/ Roderick O'Neill
      ---------------------------------------------------
      Name: Roderick O'Neill
           ----------------------------------------------
      Title: Executive Director
            ---------------------------------------------

                                   SCHEDULE A

                               INITIAL PURCHASERS

Initial Purchaser                                         Principal Amount
-----------------                                         ----------------
UBS WARBURG LLC                                           $  70,000,000
CREDIT SUISSE FIRST BOSTON CORPORATION                       26,000,000
DEUTSCHE BANK SECURITIES, INC.                               26,000,000
LEHMAN BROTHERS INC.                                         26,000,000
SALOMON SMITH BARNEY INC.                                    26,000,000
BANC OF AMERICA SECURITIES LLC                               20,000,000
FLEET SECURITIES, INC.                                        6,000,000
                                                           ------------
                                                           $200,000,000
                                                           ============






                                    Sch-A-1

                                   SCHEDULE B

                                    OFFICERS

                               Kenneth C. Donahey
                               Michael J. Culotta
                            William F. Carpenter III









                                     Sch-B-1

                                                                      EXHIBIT A


                               FORM OF OPINION OF
                         WALLER LANDSDEN DORTCH & DAVIS


        Based upon and subject to the foregoing, we are of the opinion that:


        (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Indenture and the Registration Rights Agreement; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in the State of Tennessee.

        (ii) Each Material Subsidiary is validly existing as a corporation, a limited liability company or a limited partnership in good standing under the state of its incorporation or organization, has the requisite corporate power and authority (or, if a limited liability company or limited partnership, analogous power and authority) to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation or foreign limited liability company to transact business and is in good standing in the state(s) set forth opposite the name of such Material Subsidiary on EXHIBIT A hereto, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock, limited liability company interests or limited partnership interests, as applicable, of each Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, except as described in the Offering Memorandum, is owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien or encumbrance, other than those under the Company's existing credit facility. To our knowledge, the Company has no direct subsidiaries other than LifePoint Hospitals Holdings, Inc., a Delaware corporation.

        (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any statutory preemptive rights of any stockholders of the Company.

        (iv) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

        (v) The Registration Rights Agreement has been duly authorized by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        (vi) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        (vii) The Notes are substantially in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and issued and delivered against payment of the purchase price therefor as provided in the Purchase Agreement, will constitute valid and binding obligations of the Company, and will be entitled to the benefits of the Indenture.

        (viii) The Shares initially issuable upon conversion of the Notes have been duly authorized and reserved for the issuance upon conversion of the Notes, and upon conversion of the Notes in accordance with their terms and the terms of the Indenture will be issued free of statutory preemptive rights and are initially sufficient in number to meet the conversion requirements of the Notes, and such Shares, when so issued in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and nonassessable.

        (ix) The documents filed by or on behalf of the Company incorporated or deemed to be incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

        (x) The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes and the consummation by the Company of the transactions contemplated thereby, the issuance of the Notes and the issue of Shares upon conversion of the Notes, do not and will not (a) result in any violation of any Federal or Tennessee statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any Federal or Tennessee statute or the Delaware General Corporation Law or any order known to us issued by any court or governmental agency or body, except for violations that would not result in a Material Adverse Effect, or (b) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any of the agreements filed as "Material Contracts" (as such term is used in paragraph 10 of Item 601 of Regulation S-K) as exhibits to the Form 10-K of the Company filed with the Commission on April 1, 2002 for the period ended December 31, 2001 and/or the Form 10-Q of the Company filed with the Commission on May 7, 2002 for the period ended March 31, 2002, except for breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect.

        (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Federal or Tennessee governmental authority or agency, or under the Delaware General Corporation Law, or pursuant to any court order known to us, is necessary or required for the performance by the Company of its obligations, in connection with the offering, issuance or sale of the Securities pursuant to the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes, or the consummation of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes, except (a) such as have been already obtained and are in full force and effect, (b) any filings under state securities or Blue Sky laws in connection with the sale of the Notes (as to which we express no opinion), (c) in connection with the registration of the Notes (and underlying Shares and related Rights) pursuant to the Registration Rights Agreement, (d) any filing, notice, approval or qualification under the laws or regulations of any foreign jurisdiction in which the Notes may be offered or sold (as to which we express no opinion), (e) the qualification of the Indenture under the Trust Indenture Act of 1939, as amended and in effect on the date hereof (the "TIA"), and (f) for such authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees the failure to obtain which would not have a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes.

        (xii) Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 4 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers or in connection with the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the TIA.

        (xiii) The statements made in the Offering Memorandum under the caption "Description of Notes" insofar as it purports to constitute a summary of the terms of the Registration Rights Agreement, the Indenture and the Notes, constitutes accurate summaries of the terms of the Registration Rights Agreement, the Indenture and the Notes in all material respects.

        (xiv) The Company is not, and upon the issuance and sale of the Notes as herein contemplated, the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

        (xv) The Rights under the Company's Shareholders Rights Plan to which the holders of the Shares will be entitled upon the conversion of the Notes have been duly authorized and, to the extent that the Shares are issued and delivered by the Company upon conversion of the Notes, will be validly issued.

        (xvi) The statements made in the Offering Memorandum under the caption "Description of Capital Stock," insofar as they purport to constitute summaries of legal matters or the terms of contracts or indentures, constitute accurate summaries of such legal matters or the terms of such contracts or indentures in all material respects. To the best of our knowledge, there are no statutes or regulations that would be required to be described in the Offering Memorandum if the Offering Memorandum were a registration statement filed by the Company under the Securities Act that are not so described.

        (xvii) To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company or any of the Material Subsidiaries is a party that would be required to be described in the Offering Memorandum if the Offering Memorandum were a registration statement filed by the Company under the Securities Act that are not so described, and the descriptions thereof or thereto are correct in all material respects.

        (xviii) The statements made in the Offering Memorandum under the caption "Certain United States federal income tax considerations - Special Tax Rules Applicable to Non-U.S. Holders", insofar as they purport to constitute summaries of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries, in all material respects, of the matters described therein.

        (xix) The statements in the Offering Memorandum under the captions "Risk Factors - Our revenues may decline if federal or state programs reduce our Medicare or Medicaid payments or managed care companies reduce our reimbursements," "Risk Factors - We may be subject to allegations that we failed to comply with governmental regulation which could result in sanctions that reduce our revenue and profitability," "Business - Government Regulation" and "Business - Payment," insofar as they purport to constitute summaries of the terms of applicable law, rules and regulations or contracts, constitute accurate summaries of such statutes, rules and regulations or contracts in all material respects.

        Except as described in the Offering Memorandum or on EXHIBIT B attached hereto or for those matters arising in the ordinary course of business, to our knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of the Material Subsidiaries or any of their respective properties, at law or in equity, before or by any federal, state, local or foreign governmental court or body which can reasonably be expected to result in a Material Adverse Effect.

In addition, we have participated in conferences with representatives of the Company, representatives of the independent certified public accountants for the Company, and representatives of the Initial Purchasers, at which the contents of the Offering Memorandum and related matters were discussed and, although we have not undertaken to determine independently, nor do we pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of and subject to the foregoing, no facts have come to our attention that cause us to believe that the Offering Memorandum (except for financial statements, including the notes thereto, schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement and express no belief), as of its date and as of the "time of purchase" and the "additional time of purchase" (if applicable), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT B

                            FORM OF LOCK-UP AGREEMENT

                                                                     [Date]


UBS Warburg LLC
299 Park Avenue
New York, NY  10171

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the consummation of the transactions contemplated by the Purchase Agreement (the "Purchase Agreement") dated as of May __, 2002 between LifePoint Hospitals, Inc., a Delaware corporation (the "Company"), and you as the Initial Purchasers named therein, relating to an offering without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on Rule 144A, Regulation S and Regulation D under the Act, of ___% Convertible Subordinated Notes due _____ (the "Notes"), of the Company.

        I agree that I will not, for a period of 90 days after the date of this Agreement without the prior written consent of UBS Warburg LLC, offer, sell, contract to sell, pledge or otherwise dispose of, or contract to dispose of, any
(i) shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, (ii) any securities convertible into or exercisable or exchangeable for such Common Stock, or (iii) any Notes or any securities substantially similar to the Notes or the Common Stock, or publicly announce an intention to effect any such transaction; provided, that the undersigned may make gifts or transfers of shares of Common Stock to, or for the benefit of, family members, charitable institutions, and trusts, limited partnerships or other entities created for estate planning purposes, the principal beneficiaries of which are family members or charitable institutions, subject to the condition that any such family member or charitable institution or other holder shall execute an agreement stating that such transferee is receiving and holding the Common Stock subject to the provisions of this agreement; and provided, further, that up to an aggregate of * of my shares of the Common Stock shall be exempt from the requirements hereof.

        If for any reason the Purchase Agreement shall be terminated prior to the time of purchase (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                            Yours very truly,


                                            ------------------------
                                            Name:
                                            Title:

--------------
* Total of exempt shares under all Lock-up Agreements combined not to exceed 150,000 shares.




                                       B-1